Exhibit 23.1

[PRICEWATERHOUSECOOPERS LETTERHEAD]

December 11, 2003

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2003 relating to the consolidated financial statements which appears in Golden Star Resources Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants